EXHIBIT 99.1
FIRST AMENDMENT TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT (the “Amendment") to the Amended and Restated Executive Employment Agreement dated as of May 21, 2008 (the “Employment Agreement”), by and between P.F. Chang’s China Bistro, Inc. (“Company”) and Richard L. Federico (“Executive”), effective as of January 5, 2009.
W I T N E S S E T H:
WHEREAS, Company and Executive are parties to the Employment Agreement; and
WHEREAS, the parties wish to amend the Employment Agreement to reflect changes in Executive’s title and the term of the Employment Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and in the Agreement, Company and Executive agree as follows:
1. Change in Title. The first sentence of Section 2.1(c) of the Employment Agreement is hereby amended as follows:
“2.1 Position. Executive is employed as Chairman/Co-Chief Executive Officer and shall have the duties and responsibilities assigned by Company at the present date and as may be reasonably assigned from time to time.”
2. Change in Term. Section 3.1 of the Employment Agreement is hereby amended and restated in its entirety as follows.
“3.1 Initial Term. The employment relationship pursuant to this Agreement shall be for an initial term commencing on the Effective Date and continuing through January 1, 2012, unless sooner terminated in accordance with Section 7 below.”
3. Change in Consent Required for Modification. The second sentence of Section 16 of the Employment Agreement is hereby amended to read as follows:
“This Agreement may be amended or modified only with the written consent of Executive and the Chairman, Compensation and Executive Development Committee, of Company.”
4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have signed this Amendment, which shall be effective as of the date first above written.

Date: February 18, 2009	RICHARD L. FEDERICO

/s/ Richard L. Federico

Date: February 18, 2009	P.F. CHANG’S CHINA BISTRO, INC.

	By:	/s/ Lane Cardwell

Lane Cardwell, Chairman Compensation and Executive Development Committee

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